CLINICAL STUDY MANAGEMENT AGREEMENT
(the "Agreement")

THE PARTIES:

Celtic Biotech Inc. having its registered office at 6750 Westown Parkway, Suite 200-226 West Des Moines, Iowa 50622, a fully owned subsidiary of Spotlight Innovation (STLT) (hereinafter referred to as "CELTIC BIOTECH") duly represented by **Dr. Paul F. Reid**

and

ImmunoClin Ltd., incorporated under the laws of the United Kingdom, having its registered office at 2 Royal College Street London, NW1 0NH, United Kingdom, fully owned subsidiary of IMMUNOCLIN CORPORATION (IMCL) hereinafter referred to as "IMMUNOCLIN"), duly represented by **Dr. Dorothy H. Bray.**

CELTIC BIOTECH and IMMUNOCLIN shall also be referred to as a/the "Party", individually, or as the "Parties", collectively.

WHEREAS,

- CELTIC BIOTECH is engaged in the business of developing pharmaceutical products for healthcare and is a sponsor of oncology phase I study using Crotoxin.
- IMMUNOCLIN is engaged in the business of managing, monitoring and coordinating multi-site clinical research programs and other research-related activities.
- IMMUNOCLIN owns patents and conducts R&D in the area of immunology related pathologies including but not limited to infectious diseases, neurological conditions and inflammatory conditions; IMMUNOCLIN aims to produce novel interventions in the areas of prognostic tests, health-based electronics, functional foods, pharmaceuticals and related products.
- IMMUNOCLIN conducted the study on 6 patients (Cohort I) on the first part of the study "Open Label Phase I Clinical Trial of Crotoxin in Patients with Advanced Cancer using an Intravenous Route of Administration" (the "Study").
- IMMUNOCLIN will conduct the second part of the Study with an amended protocol on behalf of CELTIC BIOTECH.
- This Agreement replaces and supersedes any agreement between the Parties signed before.

INITIALS D.B.

1. Terms of reference

1.1 Subject to the terms and conditions of this agreement, IMMUNOCLIN agrees to carry out the second part of the Study.

1.2 Study Timing:

- 2.5 months follow-up per patient (12 patients)
- 9 months of recruitment
- Study length: 12 months with simplified dose escalation regimen
- 4 months for preparation
- 2-3 months for closure and data management
- 18 months, which is the assumed total duration of the project

All effort will be made to shorten the Study's timelines; this will however depend on the responses from the regulatory authorities and ethical committee that cannot be predicted.

1.3 IMMUNOCLIN shall ensure strict adherence to the Study's protocol (as approved by the pertinent regulatory authority) and shall make no amendments without prior discussion with and written agreement of CELTIC BIOTECH.

1.4 IMMUNOCLIN shall exercise all reasonable skills, care and diligence in the performance of the Services and shall carry out all of its responsibilities in accordance with reasonable and recognized professional standards.

1.5 IMMUNOCLIN and CELTIC BIOTECH shall strictly adhere to the principles contained within the Declaration of Helsinki and all other applicable laws and regulations and shall at no time jeopardise the health or well-being of any patient or volunteer by unwarranted continuation of the Study.

1.6 CELTIC BIOTECH represents that upon signing this Agreement, it will assume the role of the Study's sponsor and represents that CELTIC BIOTECH has the necessary funds to conduct the Study in the recognized and usual ethical fashion, to cover all pre-agreed regulatory, hospital and IMMUNOCLIN fees, including liability insurance of the clinical study sponsor (CELTIC BIOTECH).

2 Services

2.1 IMMUNOCLIN shall perform the following services (the "Services") for three sites in France:

-Protocol/CRF preparation

-Local project and CRA management

-Site communication

-Regular communications/teleconferences with CELTIC BIOTECH

-EC/IRB submissions, and follow up

-Competent regulatory authority (CA) submission and follow up

INITIALS [handwritten initials] D.B.

-Collection site essential documents

-Coordination of principal investigator/hospital/patient association-CELTIC BIOTECH research agreements

-Compilation of investigator site files

-Acquisition of the import license, if applicable, for the importation of the Study's product (as part of the CA approval)

-Execution of pre-Study visits, initiation, on site monitoring and close out visit of the selected site of the Study

-Composition of pre-Study, initiation, monitoring and close out visit reports

-Source data verification (SDV) versus completed CRF (100% source document check for clinical end-points)

-Assurance of checking the investigator site file for completeness

-Maintenance of the site-specific files (part of the trial master file)

-Responsibility for the Study's product labelling, randomization, accountability

-Recordation and serve as monitoring adverse events/serious adverse events

-Responsibility for all other aspects of monitoring as described by ICH GCP

- Data management and report preparation including final report

Furthermore the following activities are included in this Agreement:

a) IMMUNOCLIN as monitor shall meet the Study's staff on a regular basis to discuss the progress of the Study or any problems associated with the Study. A reasonable amount of time will be set aside for these discussions.

b) IMMUNOCLIN as monitor shall inform CELTIC BIOTECH of any change of address or other relocation of the Study's documentation.

2.2 During the provision of the Services, IMMUNOCLIN will be obliged to comply with written instructions of CELTIC BIOTECH in a timely and responsible fashion. The Study will be performed according to the clinically approved protocol, approved by CELTIC BIOTECH. Both Parties will respect amendments requested by the regulator and investigator, even if this results in altered costs of the study. CELTIC BIOTECH will train IMMUNOCLIN on CELTIC BIOTECH SOPs and study procedures as reasonable and appropriate.

2.3 CELTIC BIOTECH will ensure that the regulatory documents are prepared in accordance with regulatory requirements. IMMUNOCLIN will advise on specific requirements and arrange translations as reasonable and appropriate.

INITIALS D.B.

3 Services Fees

CELTIC BIOTECH shall pay **Euro 525,330** (five hundred twenty five thousand three hundred thirty) for the Services. The payment schedule will be as follows:

15%	78799.5	Payable at the signature of the contract
15%	78799.5	Payable 2 months after signature of the contract
20%	105066	Payable upon inclusion of the 1st patient
20%	105066	Payable upon inclusion of the 5th patient
15%	78799.5	Payable upon inclusion of the 10th patient
15%	78799.5	Payable upon receipt of the final report

3.1 The amount paid by CELTIC BIOTECH for the Services does not cover all cost and expenses made by IMMUNOCLIN in relation to the Services. Reimbursement of pass through costs will occur on the basis of specified invoices and attached copies of receipts. Those re-imbursements will include but not be limited to cost of local travel to monitor, print documents and CRFs, sample shipment, payments to the regulators or investigators (if such is required). IMMUNOCLIN will seek written approval of all expenses as much as possible but fees due to the regulators and ethical committees will not be denied, as these are not negotiable.

4 Term and termination

4.1.1 This Agreement will come into force after mutual signing of the Agreement and shall terminate upon production of final report and final payment to IMMUNOCLIN. Articles 5, 6, 7, and 10 shall remain in force even following termination

4.1.2 CELTIC BIOTECH may terminate this Agreement with immediate effect, by registered letter, in the event that IMMUNOCLIN, having been properly declared to be in default in writing, and having been granted a reasonable term, with a maximum of thirty (30) calendar days, to repair the relevant breach, continues to fail to fulfil its obligations from this Agreement upon expiry of this term, or in the event that the fulfilment of one or more essential obligations under the Agreement has become permanently impossible.

4.1.3 Both Parties may by notice in writing to the other Party forthwith terminate this Agreement if the other Party is in material default or breach of the provisions of this Agreement and the Party in default or breach fails within 30 days of receiving notice of such default or breach, to correct it. Pro-rata monies due for the Services completed and vouched expenses will be payable to IMMUNOCLIN upon such termination if CELTIC BIOTECH is the Party in material default or

INITIALS [signature] D.B.

breach. If IMMUNOCLIN is the Party in material default or breach, then CELTIC BIOTECH shall be entitled to, and limited to, a refund of the CRO expenses incurred under this contract.

5 Confidentiality and intellectual property

5.1 IMMUNOCLIN agrees to treat as confidential any and all data, documentation and materials (a) disclosed by CELTIC BIOTECH in connection with the Study, including but not limited to the Study product, its formulation and manufacture (including but not limited to samples and specimens of the Study's product) as well as regarding CELTIC BIOTECH business affairs and (b) generated during the conduct of the Study (hereinafter "the Confidential Information").

5.2 IMMUNOCLIN undertakes not to disclose the Confidential Information or permit it to be disclosed to any third party except for the purposes of and to the extent to which disclosure is necessary to enable IMMUNOCLIN to carry out the obligations under this Agreement. IMMUNOCLIN further undertakes not to use the Confidential Information for any other purpose than the purposes of this Agreement. The IMMUNOCLIN shall ensure that the Confidential Information is maintained in a manner which assures its confidentiality and which permits immediate access and/or disposal upon CELTIC BIOTECH's first written request. Not withstanding these confidentiality commitments, if a court of competent jurisdiction compels production of any or all of the Confidential Information, the Parties agree that it shall be provided.

The above obligations of confidentiality and non-use shall, however, not apply to Confidential Information:

a. which can be shown through documentary records to have been known by IMMUNOCLIN prior to receipt of such information from CELTIC BIOTECH and which has not been acquired from CELTIC BIOTECH directly or indirectly;
b. which is in the public domain or lawfully becomes generally available to the public through no fault of IMMUNOCLIN;
c. which is lawfully acquired from third parties, provided any such third party is not bound by an obligation of confidentiality with respect to such information at the time of disclosure; or
d. which by agreement of CELTIC BIOTECH is released from confidential status.

5.3 IMMUNOCLIN acknowledges CELTIC BIOTECH's intellectual property rights and interest in all data from this Study, documentation and materials disclosed by CELTIC BIOTECH under this Agreement as well as in all materials, including but not limited to samples and specimens, used or obtained in the Study. The results of the Study and all documentation generated therein (including CRFs) and any or all-intellectual property rights, including copyright, in such data documentation and materials, shall be handed to CELTIC BIOTECH.

INITIALS PJR D.B.

5.4 IMMUNOCLIN shall promptly disclose and assign to CELTIC BIOTECH any and all inventions, discoveries and improvements conceived or made by the IMMUNOCLIN relating to the Study and the services supplied under this Agreement or otherwise relating to the Study. At the request of the CELTIC BIOTECH and at CELTIC BIOTECH's cost IMMUNOCLIN shall execute all such documents and do such other acts as CELTIC BIOTECH may reasonably require in order to vest fully in CELTIC BIOTECH any intellectual property rights derived from the Study and in all documentation generated by the performance of the Study. IMMUNOCLIN shall ensure that all staff supporting the IMMUNOCLIN in this Study are made subject to the same conditions and obligations as the Sub-contractor regarding intellectual property rights.

5.5 CELTIC BIOTECH acknowledges IMMUNOCLIN's intellectual property (IP) that IMMUNOCLIN has developed in granted and prosecuted patents and that IMMUNOCLIN is in the process of developing; nothing in this contract provides CELTIC BIOTECH with rights to IMMUNOCLIN's IP unless agreed in a separate written agreement.

6 Publication

6.1 IMMUNOCLIN has no right to publish in any form regarding the Study or Services performed under this Agreement without written agreement from CELTIC BIOTECH. CELTIC BIOTECH recognizes that it has a legal obligation of making the Study's results public and will not unreasonably decline permission to the Study's investigators to publish data. The Parties will not use each others names, trademark, logos, symbols or other image in any form of publicity without prior agreement.

7 Liability and Indemnification

7.1 CELTIC BIOTECH shall indemnify and hold harmless IMMUNOCLIN for and against any claims of third parties for any damage incurred due to use of CELTIC BIOTECH products in the clinical trial described herein.

7.2 IMMUNOCLIN shall indemnify and hold harmless CELTIC BIOTECH for and against any claims of third parties for any damage incurred due to IMMUNOCLIN's improper performance of its obligations under this agreement and for any damages incurred by CELTIC BIOTECH due to any act or failure to act by IMMUNOCLIN, its staff or affiliates engaged in the performance of this Agreement.

8 Non-assignability

This Agreement shall not be assigned, delegated or transferred by either Party without the written consent of the other Party, which shall not be unreasonably withheld or delayed.

9 Notices

INITIALS [signature] D.B.

Notices by one Party to the other will be given to the following addresses:

If to CELTIC BIOTECH:

Celtic Biotech Inc

Dr. Paul F. Reid
6750 Westown Parkway, Suite 200-226
West Des Moines
Iowa 50266, USA

If to IMMUNOCLIN:

ImmunoClin Ltd

Dr. Dorothy H. Bray
2 Royal College Street
London, NW1 0NH
United Kingdom

10 Dispute Resolution and Applicable law

10.1 In the event any dispute arises between the Parties with respect to the interpretation or performance of this Agreement, the management of the Parties shall amicably settle such dispute. Any dispute, controversy or claim rising out of or relating to this Agreement will nevertheless be settled exclusively by a competent Court in the UK.

10.2 The laws of the UK will exclusively govern this Agreement.

11 Miscellaneous

11.1 None of the provisions of this Agreement are intended to create, nor shall be deemed or construed to create, any relationship between CELTIC BIOTECH and IMMUNOCLIN, other than that of independent entities contracting with each other hereunder solely for the purpose of effecting the provisions of this Agreement. Neither of the Parties hereto, nor any of their respective employees or affiliates, shall be construed to be the agent, employer or representative of the other.

11.2 In the event that a provision of this Agreement is null and void, it will automatically, by operation of law, replaced by a valid provision that is as compatible with the purpose of the void clause as possible. In the said event, the other provisions laid down in the Agreement will keep their validity as fully as possible.

11.3 No modification of, or addition to this Agreement shall be binding upon the Parties unless the same shall be in writing and duly executed on behalf of duly authorised representatives of both Parties.

11.4 The failure of either Party to enforce or exercise any term of this Agreement does not constitute a waiver of such term and shall in no way affect that Party's right later to enforce or to exercise such term.

INITIALS PFR D.B.

11.5 The clause headings and general arrangement of this Agreement are for convenience only and shall not affect its construction or interpretation.

11.6 This Agreement with its Annexes constitutes the entire agreement between the Parties.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date indicated below.

Iowa	London
Date:	Date: 7th July 2015
CELTIC BIOTECH Inc:	IMMUNOCLIN Ltd.:
Name: Dr Paul F. Reid, President	Name: Dr Dorothy H. Bray, Director

INITIALS

APPENDIX I:

Projected costs and timelines:

- Charges based upon of 90 Euro per hour
- IMC= IMMUNOCLIN

Estimate Number:	**3rd July 2015**
Sponsor:	Celtic Biotech Ltd.
Protocol Title:	Open Label Phase I Clinical Trial of Crotoxin in Patients with Advanced Cancer using an Intravenous Route of Administration.
Protocol Number:	CRTX01
Study Drug:	Crotoxin
	COHORT 2, N=12 patients
1 country	3 French sites
Type of cancer	Adult patients with histologically confirmed advanced solid tumours who have progressed despite standard therapy, or for whom no standard therapy exists

TIMELINES

Pre-study:	2-4 months
EC/Reg. Auth Approval:	4-5 months aiming to submit during early October 2015
Treatment duration + post treatment visit after 1 month:	Cohort 2: 37 days + 30 days = 67 days = 2,23 months (approximate made with 2,5 months)
Protocol duration	**12 months**
Estimated duration of project:	**18 months**

INITIALS

Task		Responsible	Timelines/ frequency	Billable Hours	Comments
Pre-study preparation	Organization and management of data review with scientific committee, close out of previous study	IMC	3 months	100	
	Protocol	IMC	3 month	120	
	CRF	IMC	3 months	150	
	ICF	IMC	3 months	72	3 sites
	Investigator Binder for one sites	IMC	2 months	75	3 sites
	Investigator Brochure	Sponsor	2 months		
	Study Reference Manual	IMC	3 month	80	3 sites
	SAE forms/reporting to EMEA/EC	Sponsor/IMC	during study	35	3 sites
	Finding 2 new sites, meetings and negotiations	IMC	2 months	120	
79830	Regulatory application incl EC	IMC/Sponsor	3 months	240	for 3 submissions to regulatory agency and EC
Study Medication	Preparation	Biotec?	3-4 months		
	Filing/packaging/ QP release	Sponsor			
1350	Labelling/code brake	Biotec/IMC	2 months	15	
Monitoring	Pre-Study Visits	IMC	3 month	48	3 sites
	Initiation Visit incl. preparation	Local Monitor	1 visit pre-study	36	3 sites
	Monitoring Visits 100% SDV (for study endpoints): 12h per visit (8-10h on site +2-4h preparation)	Local Monitor		1056	
	Close-out Visit incl. preparation	Local Monitor	1 visit (=2days) /	72	3 sites

INITIALS RK D.B.

			cohort		
157680	Report writing; after each visit for 3 centres	Local Monitor	3 days post visit, 6h/report	540	
	Database setup and testing	IMC	2.5 month	400	
Data Management	Data entry	IMC	8 working days for 1 CRF	768	for 12 CRF, minimum 8 days per patient for double data entry
	Query writing	IMC	within 7 days post visit	225	3h/visit
	Query resolution	IMC		225	3h/visit
	Data analysis	IMC	1 month	320	
253620	Final Report	IMC	2 months post final visit	360	Does not include statistics
Management of study		IMC	Entire length of project 10 hours per week	780	Estimate for 18 months
TOTAL BILLABLE HOURS				5837	
Total in Euro				525330	

- Pass through expenses include all expenses will be agreed with CELTIC BIOTECH prior to expense occurring:
  - printing and copying of regulatory dossier
  - CRF printing
  - regulatory fees
  - DSMC (Data Safety Monitoring Committee)
  - travel/food as required
  - payments of hospital and investigator fees
  - transport of samples
  - storage of samples
  - scientific expert for review of data
  - statistics

INITIALS